FOOTHILL CAPITAL CORPORATION

                                 January 8, 1998


Town & Country Corporation
Town & Country Fine Jewelry Group, Inc.
GL, Inc.
L.G. Balfour Company, Inc.
25 Union Street
Chelsea, Massachusetts 02150

   Re: Waiver of Event of Defaults with respect to the "Non-Compliance Items" as defined below


Gentlemen:

              Reference is made to the Loan Agreement dated as of July 3, 1996 (as the same heretofore may have been amended or modified, the "Agreement") between Foothill Capital Corporation ("Lender") and Town & Country Corporation, Town & Country Fine Jewelry Group, Inc., Gold Lance, Inc., and L.G. Balfour Company, Inc. (collectively, "Borrower"). Terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

              Borrower has advised Lender that Borrower is not in compliance with Sections 6.13(a), 6.13(b), and 6.13(c) of the Agreement on November 23, 1997 (the "Non-Compliance Items"). Borrower has asked Lender to waive any Event of Default that may have been occasioned by the Non-Compliance Items. Lender hereby waives any Event of Default that may have been occasioned solely by the Non-Compliance Items.

              The waiver of the Non-Compliance Items is limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the Non-Compliance Item is based, shall not excuse future non-compliance with the Agreement (as it may from time to time be amended), including Section 6.13 thereof, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power or remedy of Lender, nor as a consent to any further or other matter, under the Loan Documents.

              This waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same waiver. Delivery of an executed counterpart of this waiver by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this waiver. Any party delivering an executed counterpart of this waiver by telefacsimile also shall deliver an original executed counterpart of this waiver but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this waiver.


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              This waiver shall not be effective until: (i) Lender receives duly executed and delivered counterpart signature of Borrower where indicated below; and (ii) Lender advises Borrower in writing that Lender has obtained any consents that Lender may need or require from participants of Lender.


                             Cordially,


                             Foothill Capital Corporation

                             By:___________________________
                             Name:
                             Title:




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Acknowledged and Agreed
as of the date first
above written:


TOWN & COUNTRY CORPORATION,
a Massachusetts corporation


By ___________________________
Name:
Title:


TOWN & COUNTRY FINE JEWELRY GROUP,
INC., a Massachusetts corporation


By ___________________________
Name:
Title:


GL, INC., a Massachusetts corporation


By ___________________________
Name:
Title:


L.G. BALFOUR COMPANY, INC., a Delaware corporation


By ___________________________
Name:
Title:




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